Exhibit 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

 PRESS RELEASE
FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

Brink’s Reports Fourth-Quarter Results
GAAP EPS ($.52) vs $.49; Non-GAAP EPS $.69 vs $.72
Strong Non-GAAP Results Offset by Devaluation in Venezuela ($.25) and Other Currencies ($.14)
2015 Revenue Guidance Reduced $400 Million Due Primarily to Currency
Reorganization and Restructuring Expected to Save $45-$50 Million in 2015

RICHMOND, Va., February 5, 2015 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, today reported fourth-quarter earnings.

Fourth-Quarter Highlights
•	Revenue down 12% on currency translation;19% organic growth
•	GAAP EPS loss ($.52); includes pension settlement ($.72) and reorganization and restructuring charges ($.31)
•	Non-GAAP EPS $.69; operating profit down 13%, up 51% excluding currency
•	Reporting format now includes two operating units:
o	Largest 5 Markets: Profit up 6% on U.S. improvement, Brazil profits decline
o	Global Markets: Profit down 23% on negative currency, primarily in Venezuela
o	Non-GAAP operating margin 7.3% (negative 2.7% on GAAP basis)
•	Negative currency impact vs year-ago quarter: $301 million on revenue ($229 million related to Venezuela); $48 million on operating profit ($36 million related to Venezuela)

Tom Schievelbein, chairman, president and chief executive officer, said: “We are encouraged by our fourth-quarter earnings, especially given the substantial currency headwinds we’re facing.  We are particularly pleased with the improvement in the U.S., where revenue grew 7% versus the year-ago quarter.
“Full-year non-GAAP earnings were $1.49 per share, which includes a far more favorable currency exchange rate for Venezuela in the first quarter compared to the rest of 2014.  On an adjusted basis, which assumes the devalued rate of 50 bolivars per U.S. dollar for the entire year, full-year non-GAAP earnings were $1.20 per share.
“Looking ahead, our 2015 and 2016 operating margin rate targets have not changed.  However, our 2015 revenue guidance has been reduced from $3.8 billion to $3.4 billion due to currency declines and dispositions. As a result, we now expect 2015 non-GAAP earnings to be between $1.55 and $1.75 per share, and our 2016 targeted earnings range is now $2.00 to $2.40 per share.  I’m confident that our aggressive cost reduction and productivity initiatives will enable us to achieve these targets.”
Brink’s now uses operating margin (instead of segment margin) as a primary measure of performance.  Operating margin includes all corporate expenses related to managing global operations (see “Corporate Items” on page 6).  Management will provide additional details on segment reporting changes and its outlook for 2015 and 2016 on today’s conference call, which begins at 11:00 a.m. Eastern Time.

Reorganization and Restructuring: $45-$50 Million Savings Expected in 2015
Brink’s announced a restructuring plan that will eliminate approximately 1,700 positions from its global workforce of about 64,000 employees.  The headcount reductions, which are underway, are expected to be substantially completed in the first quarter.  These actions are expected to generate cost savings of $30 million to $35 million in 2015.
The expected 2015 cost savings of $30 million to $35 million announced today are in addition to previously disclosed expected savings of $15 million related to organizational changes that were announced in December of 2014 (see “Recent Events” on page 6).  As a result of these actions, the company incurred charges totaling $22 million ($.31 per share) against fourth-quarter GAAP earnings.

Summary of Fourth-Quarter and Full-Year Results(a)
	Fourth Quarter			Full Year
(In millions, except for per share amounts)	2014	2013	% Change	2014	2013	% Change

GAAP
Revenues	$881	997	(12)	$3,562	3,779	(6)
Operating profit (loss)	(24)	59	unfav	(28)	163	unfav
Income (loss) from continuing operations(b)	(26)	24	unfav	(55)	66	unfav
Diluted EPS from continuing operations(b)	(0.52)	0.49	unfav	(1.12)	1.35	unfav

Non-GAAP
Revenues	$881	997	(12)	$3,562	3,779	(6)
Operating profit	65	74	(13)	169	227	(26)
Income from continuing operations(b)	34	35	(3)	73	105	(30)
Diluted EPS from continuing operations(b)	0.69	0.72	(4)	1.49	2.13	(30)

Summary Reconciliation of Fourth-Quarter and Full-Year GAAP to Non-GAAP EPS(a)
	Fourth Quarter		Full Year
	2014	2013	2014	2013
GAAP EPS	$(0.52)	$0.49	$(1.12)	$1.35
FX devaluation in Venezuela	0.06	-	1.77	0.18
2014 Reorganization and Restructuring	0.31	-	0.31	-
Acquisitions and dispositions	-	0.05	(0.54)	(0.08)
Mexican settlement losses	0.03	0.01	0.09	0.03
U.S. retirement plans	0.77	0.17	0.94	0.65
Share-based compensation adj.	-	-	0.04	-
Income tax rate adjustment	0.05	-	-	-
Non-GAAP EPS	$0.69	$0.72	$1.49	$2.13
Amounts may not add due to rounding.

(a)	Non-GAAP results are reconciled to the applicable GAAP results on page 15-16.
(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.

The Brink’s Company and subsidiaries
 (In millions) (Unaudited)

Fourth-Quarter 2014 vs. 2013

		Organic	Acquisitions /	Currency		% Change
	4Q'13	Change	Dispositions (a)	(b)	4Q'14	Total	Organic
Revenues:
U.S.	$178	12	-	-	190	7	7
France	132	2	-	(11)	123	(7)	1
Mexico	106	(5)	-	(6)	95	(10)	(4)
Brazil	97	4	-	(11)	90	(7)	5
Canada	49	(1)	-	(4)	44	(10)	(2)
Largest 5 Markets	562	13	-	(32)	542	(3)	2
Latin America	244	142	-	(251)	135	(45)	58
EMEA	142	15	-	(14)	143	1	11
Asia	34	3	-	(1)	37	6	10
Global Markets	420	160	-	(267)	314	(25)	38
Payment Services	15	13	-	(3)	25	67	85
Total	$997	185	-	(301)	881	(12)	19

Operating profit:
U.S.	$2	9	-	-	12	fav	fav
France	10	2	-	(1)	11	8	18
Mexico	6	1	-	(1)	7	13	22
Brazil	24	(8)	-	(2)	14	(39)	(32)
Canada	3	2	-	-	4	37	50
Largest 5 Markets	46	7	-	(4)	49	6	14
Latin America	42	24	-	(42)	24	(44)	57
EMEA	14	4	-	(1)	16	17	27
Asia	5	2	-	-	7	40	45
Global Markets	60	30	-	(44)	46	(23)	49
Payment Services	-	(2)	-	-	(2)	NM	NM
Corporate items(c)	(31)	4	-	-	(28)	(11)	(11)
Operating profit - non-GAAP	74	38	-	(48)	65	(13)	51

Other items not allocated to segments(d)	(15)	(73)	1	(1)	(88)	unfav	unfav
Operating profit (loss) - GAAP	$59	(35)	1	(48)	(24)	unfav	(59)

Amounts may not add due to rounding.

(a)
Includes operating results and gains/losses on acquisitions, sales and exits of businesses.  The 2014 divestiture of an equity interest in a business in Peru is included in “Other items not allocated to segments”.

(b)
The “Currency” amount in the GAAP table is the sum of the “monthly currency changes” adjusted for any additional expense recorded under highly inflationary accounting rules.  The “monthly currency change” is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  Venezuela is translated to the U.S. dollar under highly inflationary accounting rules.  Net monetary assets in local currency are remeasured to U.S. dollars using current exchange rates with losses recognized in earnings.  Nonmonetary assets under these rules are not remeasured to a lower basis in U.S. dollars when the currency devalues.  Instead, these assets retain their higher U.S. dollar historical bases and the excess basis is recognized in earnings as each asset is consumed.  Both of these effects are included in “Currency” in the GAAP table.  The Non-GAAP table excludes any excess basis recognized in earnings as the nonmonetary assets are consumed.

(c)	Corporate items are not allocated to segment results. Corporate items include salaries and other costs to manage the global business and to perform activities required by public companies.
(d)	See page 14 for more information.

The Brink’s Company and subsidiaries
 (In millions) (Unaudited)

Full-Year 2014 vs. 2013

		Organic	Acquisitions /	Currency		% Change
(In millions)	2013	Change	Dispositions (a)	(b)	2014	Total	Organic
Revenues:
U.S.	$708	20	-	-	728	3	3
France	518	-	-	-	517	-	-
Mexico	424	(19)	-	(17)	388	(8)	(4)
Brazil	354	43	-	(34)	364	3	12
Canada	191	1	-	(13)	180	(6)	1
Largest 5 Markets	2,195	46	-	(63)	2,177	(1)	2
Latin America	854	397	-	(659)	592	(31)	46
EMEA	541	23	-	(7)	556	3	4
Asia	134	9	-	(4)	140	4	7
Global Markets	1,529	429	-	(669)	1,289	(16)	28
Payment Services	55	49	-	(8)	97	76	90
Total	$3,779	524	-	(740)	3,562	(6)	14

Operating profit:
U.S.	$13	10	-	-	23	78	78
France	45	(5)	-	(1)	39	(11)	(10)
Mexico	27	(17)	-	(1)	10	(64)	(62)
Brazil	41	(3)	-	(4)	34	(17)	(7)
Canada	11	3	-	(1)	13	22	31
Largest 5 Markets	136	(11)	-	(6)	119	(13)	(8)
Latin America	136	29	-	(74)	91	(33)	21
EMEA	47	7	-	(1)	53	12	14
Asia	21	2	-	-	23	10	11
Global Markets	204	38	-	(76)	166	(19)	18
Payment Services	1	(5)	-	(1)	(5)	unfav	unfav
Corporate items(c)	(114)	3	-	-	(111)	(2)	(2)
Operating profit - non-GAAP	227	24	-	(82)	169	(26)	11

Other items not allocated to segments(d)	(64)	(52)	44	(124)	(197)	unfav	80
Operating profit (loss) - GAAP	$163	(28)	44	(207)	(28)	unfav	(17)

Amounts may not add due to rounding.

See page 4 for footnote explanations.

Corporate Items
Fourth-quarter corporate items totaled $28 million, down from $31 million in the year-ago quarter.  Full-year costs related to corporate items totaled $111 million, down from $114 million in 2013.  Corporate items now include former non-segment costs as well as regional management costs that had previously been absorbed by the former regional segments.

Capital Expenditures and Capital Leases
Full-year capital expenditures and capital lease additions were $148 million compared to $178 million in 2013.  In 2015, these expenditures are expected to total $160 million to $170 million.

Primary U.S. Pension Plan
As part of a pension de-risking strategy, approximately 4,300 participants were paid about $150 million of plan assets under a lump sum buy-out offer.  Fourth-quarter GAAP results include a non-cash settlement charge of $56 million ($.72 per share) related to the lump sum buy-out offer.  No further payments to the U.S. primary pension plan are required based on current actuarial assumptions.

Income Taxes
On a GAAP basis, the fourth-quarter tax benefit was $3 million (effective rate of 10%) versus tax expense of $20 million (effective rate of 38%) in the year-ago quarter. For the full year, tax expense was $37 million on a pre-tax loss (effective rate of negative 75%) due primarily to the significant Venezuela remeasurement write-down, which is non-deductible.  The full-year 2013 GAAP effective rate of 35% was unfavorably affected by tax expense resulting from repatriation, partially offset by a tax benefit from the mix of earnings.  On a non-GAAP basis, the full-year rate for 2014 was 38.5% versus 34.2% in 2013 due in large part to higher Venezuela earnings in 2013.

Recent Events
On December 23, Brink’s announced that it had completed its exit of the cash handling market in the Netherlands due to the previously disclosed loss of its largest customer.  Results from the Netherlands operations for the fourth quarter of 2014 and all prior periods are reported as discontinued operations.  In 2014, the Netherlands operations generated approximately $126 million of revenue.
On December 2, Brink’s announced organizational changes designed to accelerate the execution of its strategy and ensure the achievement of 2015 and 2016 financial targets.  The organizational changes included the consolidation of four geographic units into two operating units (Largest Five Markets and Global Markets).  Most of the senior roles and structures within the four former geographic segments were eliminated, resulting in an expected cost savings of $15 million in 2015.  The company also announced that its country-based support functions (IT, HR, finance, legal, procurement, security and project management) are being centralized.

Conference Call
Brink’s will host a conference call on February 5 at 11:00 a.m. Eastern Time to review fourth-quarter results.  Interested parties can listen by calling (888)349-0094 (in the U.S.) or (412) 902-0124 (international) Participants should call in at least five minutes prior to the start of the call.  Participants can pre-register at http://dpregister.com/10059226 to receive a direct dial-in number for the call.  The call also will be accessible via live webcast at www.Brinks.com.  A replay of the call will be available through February 20, 2015, at (877) 344-7529 (in the U.S.) or (412) 317-0088 (international).  The conference number is 10059226.  A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements

This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this report includes, but is not limited to: expected cost savings in 2015, 2015 non-GAAP outlook, including revenue, margin rate and earnings per share, 2015 capital expenditures, future payments to the company’s pension plans, 2016 margin rate and earnings per share. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to:

•	our ability to improve profitability in our largest five markets;

•	our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses;

•	continuing market volatility and commodity price fluctuations and their impact on the demand for our services;

•	our ability to maintain or improve volumes at favorable pricing levels and increase cost and productivity efficiencies, particularly in the United States and Mexico;

•	investments in information technology and adjacent businesses and their impact on revenue and profit growth;

•	our ability to develop and implement solutions for our customers and gain market acceptance of those solutions;

•	our ability to maintain an effective IT infrastructure and safeguard confidential information;

•
risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency restrictions and devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions;

•	the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates;

•	the stability of the Venezuelan economy, changes in Venezuelan policy regarding foreign-owned businesses;

•	regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages;

•	our ability to integrate successfully recently acquired companies and improve their operating profit margins;

•	costs related to dispositions and market exits;

•	our ability to identify evaluate and pursue acquisitions and other strategic opportunities including those in the home security industry and emerging markets;

•	the willingness of our customers to absorb fuel surcharges and other future price increases;

•	our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers;

•	variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer;

•
our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, and changes in insurance costs;

•	security threats worldwide and losses of customer valuables;

•	costs associated with the purchase and implementation of cash processing and security equipment;

•	employee and environmental liabilities in connection with our former coal operations, black lung claims incidence;

•	the impact of the Patient Protection and Affordable Care Act on black lung liability and the Company's ongoing operations;

•
changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions;

•	the nature of our hedging relationships;

•	changes in estimates and assumptions underlying our critical accounting policies;

•	our ability to realize deferred tax assets;

•	the outcome of pending and future claims, litigation, and administrative proceedings;

•	public perception of the Company's business and reputation;

•	access to the capital and credit markets;

•	seasonality, pricing and other competitive industry factors; and

•	the promulgation and adoption of new accounting standards and interpretations, new government regulations and interpretation of existing regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2013, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

Amounts are preliminary and subject to annual audit.  The preliminary information in this release is subject to audit.  Final amounts will be reported in the Company’s Annual Report on Form 10-K.  Brink’s is in the process of completing annual procedures and controls including an impairment test of goodwill based on Brink’s new organization structure, which could result in impairment expense.  Impairment expense, if any, would be recognized in the fourth quarter of 2014 and is not expected to be allocated to segment results, nor included in non-GAAP earnings measures.

The Brink’s Company and subsidiaries
Outlook Summary (Unaudited)
(In millions)
		2014	2015
	2014	Adjusted	Non-GAAP
	GAAP	Non-GAAP	Outlook(c)	% Change

Revenues(a)	$3,562	3,449	3,400

Operating profit (loss)(a)	(28)	140	173 – 190

Interest and other income (expense)	(22)	(22)	(21)

Taxes(a)	(37)	(50)	(64) – (71)

Noncontrolling interests(a)	31	(10)	(11)

Income (loss) from continuing operations(a)(b)	(55)	59	77 – 87

EPS from continuing operations(a)(b)	$(1.12)	1.20	1.55 – 1.75

Key Metrics
Revenue Change
Organic			200	6%
Currency			(250)	(7%)
Total			(50)	(1%)

Operating profit margin	(0.8%)	4.1%	5.1% – 5.6%

Tax rate(a)	(74.9%)	42.1%	42.0%

Fixed assets acquired
Capital expenditures	$136		145 – 155
Capital leases(d)	12		15
Total	$148		160 – 170

Depreciation and amortization	$162		160

Amounts may not add due to rounding

(a)	See pages 15 and 16 for reconciliation to GAAP.
(b)	Attributable to Brink’s.
(c)
The consolidated 2015 non-GAAP outlook is not reconciled to GAAP because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable effort.

(d)	Includes capital leases for newly acquired assets only.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income (Loss) (Unaudited)
(In millions, except for per share amounts)

	Fourth Quarter		Full Year
	2014	2013	2014	2013

Revenues	$881.2	997.2	$3,562.3	3,778.6

Costs and expenses:
Cost of revenues	743.0	794.2	2,948.2	3,059.2
Selling, general and administrative expenses	158.7	141.6	560.6	546.8
Total costs and expenses	901.7	935.8	3,508.8	3,606.0
Other operating income (expense)	(3.2)	(2.0)	(81.0)	(9.4)

Operating profit (loss)	(23.7)	59.4	(27.5)	163.2

Interest expense	(5.1)	(6.9)	(23.4)	(25.1)
Interest and other income (expense)	0.9	0.4	1.9	1.5
Income (loss) from continuing operations before tax	(27.9)	52.9	(49.0)	139.6
Provision (benefit) for income taxes	(2.9)	19.9	36.7	49.3

Income (loss) from continuing operations	(25.0)	33.0	(85.7)	90.3

Income (loss) from discontinued operations, net of tax	(21.7)	17.0	(29.1)	(9.2)

Net income (loss)	(46.7)	50.0	(114.8)	81.1

Less net income (loss) attributable to noncontrolling interests	0.5	9.1	(30.9)	24.3

Net income (loss) attributable to Brink’s	$(47.2)	40.9	$(83.9)	56.8

Amounts attributable to Brink’s:
Continuing operations	$(25.5)	23.9	$(54.8)	66.0
Discontinued operations	(21.7)	17.0	(29.1)	(9.2)

Net income (loss) attributable to Brink’s	$(47.2)	40.9	$(83.9)	56.8

Earnings (loss) per share attributable to Brink’s common shareholders(a):
Basic:
Continuing operations	$(0.52)	0.49	$(1.12)	1.36
Discontinued operations	(0.44)	0.35	(0.59)	(0.19)
Net income	$(0.96)	0.84	$(1.71)	1.17

Diluted:
Continuing operations	$(0.52)	0.49	$(1.12)	1.35
Discontinued operations	(0.44)	0.35	(0.59)	(0.19)
Net income	$(0.96)	0.83	$(1.71)	1.16

Weighted-average shares
Basic	49.1	48.8	49.0	48.7
Diluted	49.1	49.2	49.0	49.0

(a) Earnings per share may not add due to rounding.

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited)
(In millions)

Selected Cash Flow Information

	Full Year
	2014	2013

Property and equipment acquired during the year
Capital expenditures
Largest 5 Markets	$83.4	103.5
Global Markets	35.2	38.1
Payment Services	0.8	1.5
Corporate items	16.7	29.8
Capital expenditures	136.1	172.9

Capital Leases(a)
Largest 5 Markets	10.6	5.4
Global Markets	0.3	-
Payment Services	1.2	-
Corporate items	-	-
Capital leases	12.1	5.4

Total
Largest 5 Markets	94.0	108.9
Global Markets	35.5	38.1
Payment Services	2.0	1.5
Corporate items	16.7	29.8
Total	$148.2	178.3

Depreciation and amortization
Largest 5 Markets	$107.7	110.0
Global Markets	41.0	45.7
Payment Services	3.7	3.7
Corporate items	9.5	6.4
Depreciation and amortization	$161.9	165.8

(a)
Represents the amount of property and equipment acquired using capital leases.  Because these assets are acquired without using cash, the acquisitions are not reflected in the consolidated cash flow statement.  Amounts are provided here to assist in the comparison of assets acquired in the current year versus prior years.

The Brink’s Company and subsidiaries
Segment Results: 2013 and 2014 (Unaudited)
(In millions, except for per share amounts)

	Revenues
	2013					2014
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Revenues:
U.S.	$175.5	178.3	175.7	178.0	707.5	$175.8	180.3	181.6	190.1	727.8
France	125.5	126.4	133.4	132.3	517.6	128.8	133.1	132.7	122.8	517.4
Mexico(a)	104.0	110.4	103.8	105.7	423.9	100.2	98.1	95.1	94.8	388.2
Brazil	90.5	84.1	82.9	96.9	354.4	86.4	91.5	95.8	90.4	364.1
Canada	47.8	48.0	46.8	48.8	191.4	44.4	45.3	46.0	44.0	179.7
Largest 5 Markets	543.3	547.2	542.6	561.7	2,194.8	535.6	548.3	551.2	542.1	2,177.2
Latin America	197.6	196.8	215.5	244.3	854.2	221.9	115.4	120.5	134.6	592.4
EMEA	123.2	137.7	137.9	141.8	540.6	136.9	137.5	139.1	142.8	556.3
Asia	33.7	33.8	32.4	34.3	134.2	33.0	34.0	36.3	36.5	139.8
Global Markets	354.5	368.3	385.8	420.4	1,529.0	391.8	286.9	295.9	313.9	1,288.5
Payment Services	12.5	13.5	13.7	15.1	54.8	22.2	23.8	25.4	25.2	96.6
Total revenues	$910.3	929.0	942.1	997.2	3,778.6	$949.6	859.0	872.5	881.2	3,562.3

	Operating Profit
	2013					2014
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Operating profit:
U.S.	$1.9	7.8	0.7	2.4	12.8	$1.3	5.9	3.9	11.7	22.8
France	6.7	9.1	18.3	10.4	44.5	6.6	4.9	16.7	11.2	39.4
Mexico(a)	7.0	8.3	5.2	6.4	26.9	3.7	(0.9)	(0.4)	7.2	9.6
Brazil	6.4	0.9	10.2	23.6	41.1	9.7	5.4	4.8	14.3	34.2
Canada	2.2	2.5	2.8	3.0	10.5	2.3	2.4	4.0	4.1	12.8
Largest 5 Markets	24.2	28.6	37.2	45.8	135.8	23.6	17.7	29.0	48.5	118.8
Latin America	33.6	25.1	35.8	41.7	136.2	42.9	12.2	12.0	23.5	90.6
EMEA	8.5	11.8	13.2	13.5	47.0	9.2	12.0	15.5	15.8	52.5
Asia	5.8	5.5	5.0	4.7	21.0	5.2	5.1	6.2	6.6	23.1
Global Markets	47.9	42.4	54.0	59.9	204.2	57.3	29.3	33.7	45.9	166.2
Payment Services	0.6	(0.1)	0.5	-	1.0	0.8	(1.3)	(2.4)	(2.0)	(4.9)
Corporate items	(32.7)	(26.7)	(23.0)	(31.3)	(113.7)	(26.5)	(19.8)	(37.0)	(27.8)	(111.1)
Operating profit - non-GAAP	40.0	44.2	68.7	74.4	227.3	55.2	25.9	23.3	64.6	169.0

Other items not allocated to segments(b)	(24.8)	(12.5)	(11.8)	(15.0)	(64.1)	(128.9)	(17.2)	37.9	(88.3)	(196.5)
Operating profit (loss) - GAAP	$15.2	31.7	56.9	59.4	163.2	$(73.7)	8.7	61.2	(23.7)	(27.5)

	Margin
	2013					2014
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Margin:
U.S.	1.1%	4.4%	0.4%	1.3%	1.8%	0.7%	3.3%	2.1%	6.2%	3.1%
France	5.3%	7.2%	13.7%	7.9%	8.6%	5.1%	3.7%	12.6%	9.1%	7.6%
Mexico(a)	6.7%	7.5%	5.0%	6.1%	6.3%	3.7%	(0.9%)	(0.4%)	7.6%	2.5%
Brazil	7.1%	1.1%	12.3%	24.4%	11.6%	11.2%	5.9%	5.0%	15.8%	9.4%
Canada	4.6%	5.2%	6.0%	6.1%	5.5%	5.2%	5.3%	8.7%	9.3%	7.1%
Largest 5 Markets	4.5%	5.2%	6.9%	8.2%	6.2%	4.4%	3.2%	5.3%	8.9%	5.5%
Latin America	17.0%	12.8%	16.6%	17.1%	15.9%	19.3%	10.6%	10.0%	17.5%	15.3%
EMEA	6.9%	8.6%	9.6%	9.5%	8.7%	6.7%	8.7%	11.1%	11.1%	9.4%
Asia	17.2%	16.3%	15.4%	13.7%	15.6%	15.8%	15.0%	17.1%	18.1%	16.5%
Global Markets	13.5%	11.5%	14.0%	14.2%	13.4%	14.6%	10.2%	11.4%	14.6%	12.9%
Payment Services	4.8%	(0.7%)	3.6%	0.0%	1.8%	3.6%	(5.5%)	(9.4%)	(7.9%)	(5.1%)
Corporate items	(3.6%)	(2.9%)	(2.4%)	(3.1%)	(3.0%)	(2.8%)	(2.3%)	(4.2%)	(3.2%)	(3.1%)
Operating profit - non-GAAP	4.4%	4.8%	7.3%	7.5%	6.0%	5.8%	3.0%	2.7%	7.3%	4.7%

Other items not allocated to segments(b)	(2.7%)	(1.3%)	(1.3%)	(1.5%)	(1.7%)	(13.6%)	(2.0%)	4.3%	(10.0%)	(5.5%)
Operating profit (loss) - GAAP	1.7%	3.4%	6.0%	6.0%	4.3%	(7.8%)	1.0%	7.0%	(2.7%)	(0.8%)

(a)	Brink’s agreed to sell a small operation in Mexico in the first quarter of 2015. The results have been reclassified to discontinued operations for all periods.
(b)	See page 14 for more information.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items.  A summary of the other items not allocated to segment results is below.

Other items not allocated to segments

	2013									2014
	1	Q	2	Q	3	Q	4	Q	Full Year	1	Q	2	Q	3	Q	4	Q	Full Year

FX devaluation in Venezuela	$(13.9)		(0.2)		(0.2)		(0.3)		(14.6)	$(123.3)		(9.8)		(4.8)		(4.8)		(142.7)
2014 Reorganization and Restructuring	-		-		-		-		-	-		-		-		(21.8)		(21.8)
Acquisitions and dispositions	2.7		1.3		2.4		(0.6)		5.8	1.2		1.3		46.9		-		49.4
Mexican settlement losses	(0.2)		(0.5)		(0.8)		(0.9)		(2.4)	(0.8)		(0.9)		(2.3)		(1.9)		(5.9)
U.S. retirement plans	(13.4)		(13.1)		(13.2)		(13.2)		(52.9)	(6.0)		(3.6)		(3.7)		(59.8)		(73.1)
Share-based compensation adj.	-		-		-		-		-	-		(4.2)		1.8		-		(2.4)
Other items	$(24.8)		(12.5)		(11.8)		(15.0)		(64.1)	$(128.9)		(17.2)		37.9		(88.3)		(196.5)

FX devaluation in Venezuela  The rate we use to remeasure operations in Venezuela declined 16% in February 2013 (from 5.3 to 6.3 bolivars to the U.S. dollar) and 88% in March 2014 (from 6.3 to 50 bolivars to the U.S. dollar).  Expenses related to remeasured net monetary assets were $13.4 million in the first quarter of 2013 and $121.6 million in 2014.  In addition, nonmonetary assets were not remeasured to a lower basis when the currency devalued.  Instead, under highly inflationary accounting rules, these assets retained their higher historical bases, which excess is recognized in earnings as the asset is consumed resulting in incremental expense until the excess bases is depleted.   Higher expenses related to nonmonetary assets were $0.5 million in the first quarter of 2013, $0.2 million in the second quarter of 2013, $0.2 million in the third quarter of 2013, $0.3 million in the fourth quarter of 2013, $1.4 million in the first quarter of 2014, $9.5 million in the second quarter of 2014, $5.4 million in the third quarter of 2014, and $4.8 million in the fourth quarter of 2014.  Expenses related to these Venezuelan devaluations have not been allocated to segment results.

2014 Reorganization and Restructuring  Brink’s reorganized and restructured its business in December 2014, eliminating management positions in its former Latin America and EMEA regions and is beginning to implement a plan to reduce the cost structure of various country operations by eliminating approximately 1,700 positions.  Severance costs of $21.8 million associated with these actions were recognized in the fourth quarter of 2014. These amounts have not been allocated to segment results.

Acquisitions and dispositions  Gains and losses related to acquisitions and dispositions that have not been allocated to segment results are described below:
•
Brink’s sold an equity investment in a CIT business in Peru and recognized a $44.3 million gain in the fourth quarter of 2014.  Other divestiture gains were $0.6 million.  Both the gains and the equity earnings related to our former investment in Peru recognized in prior periods are not allocated to segment results.

•
Adjustments to the 2010 business acquisition gain for Mexico are not allocated to segment results ($1.1 million favorable adjustment in the first quarter of 2013, $2.2 million unfavorable adjustment in the fourth quarter of 2013 and $0.7 million favorable adjustment in the third quarter of 2014).

•
Adjustments to the purchase price of the January 2013 acquisition of Rede Trel in Brazil are not allocated to segment results ($1.7 million of favorable adjustments in the third and fourth quarters of 2013).

•	The $0.9 million fourth quarter 2013 impairment of an intangible asset acquired in the 2009 India acquisition is not allocated to segment results.
•	A $2.6 million unfavorable tax adjustment in fourth quarter 2013 related to the 2010 Belgium disposition is not allocated to segment results.

Mexican settlement losses  Employee benefit settlement losses in Mexico have not been allocated to segment results.

U.S. retirement plans  Brink’s retirement plan benefits in the U.S. are frozen and the related expenses have not been allocated to segment results.  Brink’s primary U.S. pension plan settled a portion of its obligation in the fourth quarter of 2014 under a lump sum buy-out offer.  Approximately 4,300 terminated participants were paid about $150 million of plan assets under this offer in lieu of receiving their pension benefit.  A $56 million settlement loss was recognized as a result of the settlement.

Share-based compensation adjustment  Accounting adjustments related to share-based compensation have not been allocated to segment results ($4.2 million expense in the second quarter of 2014 and a $1.8 million benefit in the third quarter of 2014).  The accounting adjustments revise the accounting for share-based compensation from fixed to variable fair value accounting as defined in ASC Topic 718, Stock Compensation.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
 (In millions, except for per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  The purpose of the Non-GAAP results is to report financial information excluding income and expenses that have not been allocated to segments (except for Corporate items which include salaries and other costs to manage the global business and to perform activities required by public companies).  Non-GAAP results also adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year Non-GAAP tax rate.  The full-year Non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts.  Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

Adjusted Non-GAAP results report historical financial information assuming that our Venezuelan operations have been remeasured using a rate of 50 bolivars to the U.S. dollar.

The Non-GAAP information provides information to assist comparability and estimates of future performance.  Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  In addition, Brink’s believes the measures will help investors assess the ongoing operations.  Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.  The consolidated Non-GAAP EPS for 2015 and 2016 are not reconciled to GAAP because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable effort.

Adjusted Non-GAAP and Non-GAAP Results Reconciled to GAAP

	2013			2014
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate(a)
Adjusted Non-GAAP	$135.3	56.8	42.0%	$118.6	49.9	42.1%
Effect of Ven. at 50 VEF/USD(b)	68.4	12.9	(7.8%)	28.9	6.8	(3.6%)
Non-GAAP	203.7	69.7	34.2%	147.5	56.7	38.5%
Other items not allocated to segments(c)	(64.1)	(20.4)	1.1%	(196.5)	(20.0)	(113.4%)
GAAP	$139.6	49.3	35.3%	$(49.0)	36.7	(74.9%)

Amounts may not add due to rounding.

(a)	From continuing operations.
(b)
Effective March 24, 2014, Brink’s began remeasuring its Venezuelan operating results using currency exchange rates reported under a newly established currency exchange process in Venezuela (the “SICAD II process”).  The rate published for this process has averaged approximately 50 since opening.  For non-GAAP operating profit, non-GAAP income from continuing operations and for non-GAAP EPS, we include an adjustment to reflect lower revenues and operating profit as a result of a hypothetical remeasurement of Brink’s Venezuela’s 2013 and first quarter 2014 revenue and operating results using a rate of 50 bolivars to the U.S. dollar, which approximates the rate observed in the SICAD II process in March 2014.

(c)
See “Other Items Not Allocated To Segments” on page 14 for pre-tax amounts and details.  Other Items Not Allocated To Segments for noncontrolling interests, income from continuing operations attributable to Brink's and EPS are the effects of the same items at their respective line items of the consolidated statements of income (loss).

(d)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 38.5% for 2014 and 34.2% for 2013.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
 (In millions, except for percentages and per share amounts)

Adjusted Non-GAAP and Non-GAAP reconciled to GAAP

	2013					2014
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Revenues:
Adjusted non-GAAP	$825.8	845.1	842.0	874.2	3,387.1	$836.5	859.0	872.5	881.2	3,449.2
Effect of Ven. at 50 VEF/USD(b)	84.5	83.9	100.1	123.0	391.5	113.1	-	-	-	113.1
Non-GAAP and GAAP	$910.3	929.0	942.1	997.2	3,778.6	$949.6	859.0	872.5	881.2	3,562.3

Operating profit (loss):
Adjusted non-GAAP	$22.0	35.6	48.0	52.8	158.4	$26.3	25.9	23.3	64.6	140.1
Effect of Ven. at 50 VEF/USD(b)	18.0	8.6	20.7	21.6	68.9	28.9	-	-	-	28.9
Non-GAAP	40.0	44.2	68.7	74.4	227.3	55.2	25.9	23.3	64.6	169.0
Other items not allocated to segments(c)	(24.8)	(12.5)	(11.8)	(15.0)	(64.1)	(128.9)	(17.2)	37.9	(88.3)	(196.5)
GAAP	$15.2	31.7	56.9	59.4	163.2	$(73.7)	8.7	61.2	(23.7)	(27.5)

Taxes:
Adjusted non-GAAP	$7.0	12.6	17.6	19.6	56.8	$8.6	8.7	7.2	25.4	49.9
Effect of Ven. at 50 VEF/USD(b)	4.8	0.6	3.8	3.7	12.9	10.4	(0.8)	(0.6)	(2.2)	6.8
Non-GAAP	11.8	13.2	21.4	23.3	69.7	19.0	7.9	6.6	23.2	56.7
Other items not allocated to segments(c)	(5.6)	(5.5)	(5.7)	(3.6)	(20.4)	(10.2)	(2.0)	20.7	(28.5)	(20.0)
Income tax rate adjustment(d)	(1.7)	2.9	(1.4)	0.2	-	(0.1)	(1.8)	(0.5)	2.4	-
GAAP	$4.5	10.6	14.3	19.9	49.3	$8.7	4.1	26.8	(2.9)	36.7

Noncontrolling interests:
Adjusted non-GAAP	$2.3	2.6	3.5	1.8	10.2	$2.1	2.2	2.5	3.2	10.0
Effect of Ven. at 50 VEF/USD(b)	4.5	1.9	5.3	7.6	19.3	7.6	-	-	-	7.6
Non-GAAP	6.8	4.5	8.8	9.4	29.5	9.7	2.2	2.5	3.2	17.6
Other items not allocated to segments(c)	(4.9)	(0.1)	(0.1)	(0.1)	(5.2)	(40.2)	(3.8)	(1.9)	(2.6)	(48.5)
Income tax rate adjustment(d)	1.8	(1.1)	(0.5)	(0.2)	-	1.3	-	(1.2)	(0.1)	-
GAAP	$3.7	3.3	8.2	9.1	24.3	$(29.2)	(1.6)	(0.6)	0.5	(30.9)

Income from continuing operations attributable to Brink's:
Adjusted non-GAAP	$7.3	14.9	20.8	25.3	68.3	$9.8	9.7	7.4	31.8	58.7
Effect of Ven. at 50 VEF/USD(b)	8.7	5.9	11.7	9.9	36.2	10.9	0.8	0.6	2.2	14.5
Non-GAAP	16.0	20.8	32.5	35.2	104.5	20.7	10.5	8.0	34.0	73.2
Other items not allocated to segments(c)	(14.3)	(6.9)	(6.0)	(11.3)	(38.5)	(78.5)	(11.4)	19.1	(57.2)	(128.0)
Income tax rate adjustment(d)	(0.1)	(1.8)	1.9	-	-	(1.2)	1.8	1.7	(2.3)	-
GAAP	$1.6	12.1	28.4	23.9	66.0	$(59.0)	0.9	28.8	(25.5)	(54.8)

EPS:
Adjusted non-GAAP	$0.15	0.30	0.43	0.52	1.40	$0.20	0.20	0.15	0.65	1.20
Effect of Ven. at 50 VEF/USD(b)	0.18	0.12	0.24	0.20	0.74	0.22	0.02	0.01	0.04	0.30
Non-GAAP	0.33	0.42	0.66	0.72	2.13	0.42	0.21	0.16	0.69	1.49
Other items not allocated to segments(c)	(0.30)	(0.14)	(0.12)	(0.23)	(0.78)	(1.61)	(0.23)	0.38	(1.17)	(2.61)
Income tax rate adjustment(d)	-	(0.04)	0.04	-	-	(0.02)	0.04	0.03	(0.05)	-
GAAP	$0.03	0.25	0.58	0.49	1.35	$(1.21)	0.02	0.58	(0.52)	(1.12)

Adjusted non-GAAP margin	2.7%	4.2%	5.7%	6.0%	4.7%	3.1%	3.0%	2.7%	7.3%	4.1%

Amounts may not add due to rounding.

See page 15 for footnote explanations.

The Brink’s Company and subsidiaries
Other Reconciliations to GAAP (Unaudited)
(In millions)

Discounted Cash Flows at Plan Discount Rates – Reconciled to U.S. GAAP

	December 31, 2014
	Primary U.S. pension plan (b)	UMWA plans (c)	Other unfunded U.S. plans	Total

Funded status of U.S. retirement plans – GAAP	$107.7	197.2	68.4	373.3
Present value of projected earnings of plan assets (a)	(107.7)	(81.5)	-	(189.2)

Discounted cash flows at plan discount rates – Non-GAAP	$-	115.7	68.4	184.1

Plan discount rate	4.10%	4.00%
Expected return of assets	7.50%	8.25%

(a)
Under GAAP, the funded status of a benefit plan is reduced by the fair market value of plan assets at the balance sheet date, and the present value of the projected earnings on plan assets does not reduce the funded status at the balance sheet date.  The non-GAAP measure presented above additionally reduces the funded status as computed under GAAP by the present value of projected earnings of plan assets using the expected return on asset assumptions of the respective plan.

(b)
For the primary U.S. pension plan, we are required by ERISA regulations to maintain minimum funding levels.  We achieved the required funded ratio in 2014 after accelerating the 2015 and 2016 contributions.

(c)
There are no minimum funding requirements for the UMWA plans because they are not covered by ERISA funding regulations.  Using assumptions at the end of 2014, we project that the plan assets plus expected earnings on those investments will cover the benefit payments for these plans through 2031.  We project that Brink’s will be required to contribute cash to the plan beginning in 2032 to pay beneficiaries.

Discounted cash flows at plan discount rates are supplemental financial measures that are not required by, or presented in accordance with GAAP.  The purpose of the discounted cash flows at plan discount rate is to present our retirement obligations after giving effect to the benefit of earning a return on plan assets.  We believe this measure is helpful in assessing the present value of future funding requirements of the company in order to meet plan benefit obligations.  Discounted cash flows at plan discount rates should not be considered as an alternative to the funded status of the U.S. retirement plans at December 31, 2014, as determined in accordance with GAAP and should be read in conjunction with our consolidated balance sheets.

The Brink’s Company and subsidiaries
Supplemental Information – Reporting under Previous Segmentation (Unaudited)
(In millions)

The supplemental financial information below is reported using business segmentation that was in effect for Brink’s in prior quarters.  Brink’s segment reporting changed in the fourth quarter as a result of the 2014 Reorganization and Restructuring.  See page 14 for more information.

	GAAP BASIS
	Quarter Ended December 31,					% Change
			Acquisitions /
		Organic	Dispositions	Currency
	2013	Change	(a)	(b)	2014	Total	Organic
Revenues:
Latin America	$462	154	-	(271)	344	(25)	33
EMEA	274	16	-	(25)	266	(3)	6
North America	226	12	-	(4)	235	4	5
Asia Pacific	34	3	-	(1)	36	6	10
Total	$997	185	-	(301)	881	(12)	19

Operating profit:
Latin America	$60	2	1	(46)	17	(72)	4
EMEA	19	1	-	(2)	18	(3)	7
North America	-	(15)	-	-	(15)	unfav	unfav
Asia Pacific	3	2	1	-	5	fav	88
Segment operating profit	81	(9)	1	(48)	25	(69)	(11)
Non-segment	(22)	(26)	(1)	-	(49)	unfav	unfav
Total	$59	(35)	1	(48)	(24)	unfav	(59)

Segment operating margin:
Latin America	12.9%				4.8%
EMEA	6.9%				6.9%
North America	-				(6.5%)
Asia Pacific	7.3%				14.8%
Segment operating margin	8.1%				2.9%

	NON-GAAP BASIS
	Quarter Ended December 31,					% Change
			Acquisitions /
		Organic	Dispositions	Currency
	2013	Change	(a)	(b)	2014	Total	Organic
Revenues:
Latin America	$462	154	-	(271)	344	(25)	33
EMEA	274	16	-	(25)	266	(3)	6
North America	227	12	-	(4)	235	4	5
Asia Pacific	34	3	-	(1)	36	6	10
Total	$997	185	-	(301)	881	(12)	19

Operating profit:
Latin America	$61	20	-	(45)	37	(41)	32
EMEA	19	6	-	(3)	23	21	34
North America	3	9	-	-	11	fav	fav
Asia Pacific	3	2	-	-	5	59	65
Segment operating profit	87	37	-	(48)	76	(12)	43
Non-segment	(12)	1	-	-	(12)	(7)	(7)
Total	$74	38	-	(48)	65	(13)	51

Segment operating margin:
Latin America	13.3%				10.6%
EMEA	6.9%				8.6%
North America	1.3%				4.8%
Asia Pacific	9.9%				14.8%
Segment operating margin	8.7%				8.6%

Amounts may not add due to rounding. See page 4 for footnote explanations. Non-GAAP amounts are reconciled to the applicable GAAP results on page 20.

The Brink’s Company and subsidiaries
Supplemental Information – Reporting under Previous Segmentation (Unaudited)
(In millions)

	GAAP BASIS
	Year Ended December 31,					% Change
			Acquisitions /
		Organic	Dispositions	Currency
	2013	Change	(a)	(b)	2014	Total	Organic
Revenues:
Latin America	$1,688	469	-	(717)	1,440	(15)	28
EMEA	1,059	23	-	(7)	1,074	1	2
North America	898	23	-	(13)	908	1	3
Asia Pacific	134	9	-	(4)	139	4	7
Total	$3,779	524	-	(740)	3,562	(6)	14

Operating profit:
Latin America	$154	(9)	1	(204)	(60)	unfav	(6)
EMEA	70	3	-	(1)	72	2	4
North America	4	(11)	-	(1)	(7)	unfav	unfav
Asia Pacific	16	2	1	-	19	17	13
Segment operating profit	244	(15)	2	(207)	24	(90)	(6)
Non-segment	(81)	(13)	42	-	(52)	(36)	16
Total	$163	(28)	44	(207)	(28)	unfav	(17)

Segment operating margin:
Latin America	9.1%				(4.1%)
EMEA	6.6%				6.7%
North America	0.4%				(0.8%)
Asia Pacific	12.3%				13.8%
Segment operating margin	6.5%				0.7%

	NON-GAAP BASIS
	Year Ended December 31,					% Change
			Acquisitions /
		Organic	Dispositions	Currency
	2013	Change	(a)	(b)	2014	Total	Organic
Revenues:
Latin America	$1,688	469	-	(716)	1,440	(15)	28
EMEA	1,059	23	-	(7)	1,074	1	2
North America	898	23	-	(13)	908	1	3
Asia Pacific	134	9	-	(4)	139	4	7
Total	$3,779	524	-	(740)	3,562	(6)	14

Operating profit:
Latin America	$167	11	-	(79)	98	(41)	6
EMEA	70	8	-	(2)	77	9	12
North America	16	8	-	(1)	22	42	49
Asia Pacific	17	2	-	-	19	12	13
Segment operating profit	270	29	-	(82)	216	(20)	11
Non-segment	(43)	(5)	-	-	(47)	11	11
Total	$227	24	-	(82)	169	(26)	11

Segment operating margin:
Latin America	9.9%				6.8%
EMEA	6.6%				7.2%
North America	1.7%				2.4%
Asia Pacific	12.9%				13.8%
Segment operating margin	7.1%				6.1%

Amounts may not add due to rounding.  See page 4 for footnote explanations.  Non-GAAP amounts are reconciled to the applicable GAAP results on page 20.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP under Previous Segmentation (Unaudited)
(In millions)

	Latin		North	Asia	Total Segment		Total Operating
	America	EMEA	America	Pacific	Profit (Loss)	Non-Segment	Profit (Loss)
Fourth Quarter 2014
GAAP	$16.6	18.4	(15.2)	5.4	25.2	(48.9)	(23.7)
FX devaluation in Venezuela	4.8	-	-	-	4.8	-	4.8
2014 Reorganization and Restructuring	13.2	4.5	4.1	-	21.8	-	21.8
Mexican settlement losses	1.9	-	-	-	1.9	-	1.9
U.S. retirement plans	-	-	22.4	-	22.4	37.4	59.8
Non-GAAP	$36.5	22.9	11.3	5.4	76.1	(11.5)	64.6

Full Year 2014
GAAP	$(59.7)	72.1	(7.3)	19.2	24.3	(51.8)	(27.5)
FX devaluation in Venezuela	142.7	-	-	-	142.7	-	142.7
2014 Reorganization and Restructuring	13.2	4.5	4.1	-	21.8	-	21.8
Acquisitions and dispositions	(4.5)	-	-	-	(4.5)	(44.9)	(49.4)
Mexican settlement losses	5.9	-	-	-	5.9	-	5.9
U.S. retirement plans	-	-	25.2	-	25.2	47.9	73.1
Share-based compensation adj.	0.3	0.3	0.2	0.1	0.9	1.5	2.4
Non-GAAP	97.9	76.9	22.2	19.3	216.3	(47.3)	169.0
Less effect of Venezuela at 50 VEF/USD	(28.9)	-	-	-	(28.9)	-	(28.9)
Adjusted Non-GAAP	$69.0	76.9	22.2	19.3	187.4	(47.3)	140.1

Fourth Quarter 2013
GAAP	$59.7	19.0	-	2.5	81.2	(21.8)	59.4
FX devaluation in Venezuela	0.3	-	-	-	0.3	-	0.3
Acquisitions and dispositions	0.5	-	-	0.9	1.4	(0.8)	0.6
Mexican settlement losses	0.9	-	-	-	0.9	-	0.9
U.S. retirement plans	-	-	2.9	-	2.9	10.3	13.2
Non-GAAP	61.4	19.0	2.9	3.4	86.7	(12.3)	74.4
Less effect of Venezuela at 50 VEF/USD	(21.6)	-	-	-	(21.6)	-	(21.6)
Adjusted Non-GAAP	$39.8	19.0	2.9	3.4	65.1	(12.3)	52.8

Full Year 2013
GAAP	$153.5	70.4	4.0	16.4	244.3	(81.1)	163.2
FX devaluation in Venezuela	14.6	-	-	-	14.6	-	14.6
Acquisitions and dispositions	(3.9)	-	-	0.9	(3.0)	(2.8)	(5.8)
Mexican settlement losses	2.4	-	-	-	2.4	-	2.4
U.S. retirement plans	-	-	11.6	-	11.6	41.3	52.9
Non-GAAP	166.6	70.4	15.6	17.3	269.9	(42.6)	227.3
Less effect of Venezuela at 50 VEF/USD	(68.9)	-	-	-	(68.9)	-	(68.9)
Adjusted Non-GAAP	$97.7	70.4	15.6	17.3	201.0	(42.6)	158.4

Additional explanations provided on page 14.